Exhibit 99.1

Actelis Networks Appoints Federal Industry Veteran Mark DeVol as Chief Revenue Officer Americas

Strategic appointment strengthens Actelis’ commercialization efforts and focus across Federal/Military/Local Gov. and telecommunications markets with proven sales leader bringing over 30 years of experience in defense, government, and carrier sectors

Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced the appointment of Mark DeVol as Chief Revenue Officer Americas, effective August 27th, 2025.

DeVol brings over 30 years of distinguished experience in the defense, government, and telecommunications sectors, including extensive relationships with the Department of Defense, Federal Civilian agencies, State & Local governments, wireless and cable operators, educational institutions, and utility companies. His appointment strengthens Actelis’ accelerating commercialization efforts, and further signifies company’s pivot away from traditional telecom business and into the US market with emphasis on Federal/Military, Smart City/Intelligent Transportation Systems, and Multi-Dwelling Units.

Currently serving as Vice President of Federal Sales for Ericsson Enterprise Wireless Solutions, DeVol has built an exceptional track record helping organizations deploy advanced networking technologies including 4G LTE, 5G, IoT, and cyber-secure solutions. His career spans leadership roles at major technology companies including Ericsson/Ericsson Federal, Nokia, Verizon Wireless, Oceus Networks, MCI WorldCom, and Marconi Communications, where he has excelled in both engineering and sales capacities.

“Mark’s appointment as CRO Americas represents a pivotal step in our commercialization acceleration strategy,” said Tuvia Barlev, Chairman and CEO of Actelis. “His deep relationships across Federal, Military, and Local Government markets, combined with his proven ability to build teams and scale revenue growth, directly aligns with our strategic priorities. Mark’s expertise in deploying secure, mission-critical networking solutions will be instrumental as we capitalize on the significant opportunities in our target markets, particularly as military and federal agencies prioritize rapid, cyber-safe infrastructure modernization. His leadership will be essential as we execute our 2025 growth strategy and beyond. Combined with our recent technological advances including MetaShield AI-powered cybersecurity and our expanding global partner network, Mark’s appointment positions Actelis to capture significant market share in the Americas.”

DeVol’s military background includes nearly 10 years of service in the U.S. Navy supporting their Information Systems, providing him with unique insight into the operational challenges and security requirements that drive government and defense networking decisions. At Cradlepoint, Mark built a team from the ground up and scaled revenues to tens of millions in a few years, after which it was acquired by Ericsson .This experience, combined with his comprehensive understanding of emerging technologies and consultative sales approach, positions him to accelerate Actelis’ momentum in the Federal/Military and Local Government sectors

“I’m excited to join Actelis at this critical growth phase,” said Mark DeVol, incoming Chief Revenue Officer Americas. “Having worked extensively with Federal, Military, and telecommunications customers throughout my career and having led my team at Ericsson to achieve double-digit growth year-over-year and over 350% growth in overall billings, I recognize both the urgent need and the extensive opportunity for solutions like those Actelis offers. The Company’s unique ability to deliver immediate fiber-grade connectivity over existing infrastructure, combined with DoD-certified security, addresses the core challenges these customers face in modernizing their networks quickly and cost-effectively. I look forward to working with the team to accelerate our market capture across the Americas.”

DeVol’s appointment comes as Actelis continues to expand its leadership team and market presence. In June, the Company appointed Jason Chasse as Director of Federal Sales, and earlier this year added industry veterans Dr. Niel Ransom and Julie Kunstler to its Board of Directors. These strategic hires support Actelis’ aggressive expansion plans across its core markets, where the Company has secured high-profile wins including Washington D.C. Department of Transportation, the City of Seattle, multiple U.S. military bases, and major telecommunications carriers.

The Federal/Military sector represents a particularly significant opportunity for Actelis, with billions in planned infrastructure modernization across defense installations. Actelis’ placement on the Department of Defense Information Network (DoDIN) Approved Products List, along with its Joint Interoperability Test Command (JITC) and National Institute of Standards and Technology (NIST) FIPS certifications, positions the Company as a trusted provider for mission-critical defense networking applications.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact:

ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com